FIFTH AMENDMENT TO EMPLOYMENT AGREEMENT

          THIS FIFTH AMENDMENT TO EMPLOYMENT AGREEMENT is made effective the 6th day of January, 1996, by and between POMEROY COMPUTER RESOURCES, INC., a Delaware corporation ("Company") and DAVID B. POMEROY, II (the "Executive").
          WHEREAS, on the 12th  day of March,  1992, Company and  Executive
          executed  an  Employment  Agreement  ("Agreement")  that   became
          effective on the date of the closing of the initial public offering of the Company (April 10, 1992); and
          WHEREAS, Company and Executive entered into an Amendment to Employment Agreement effective July 6, 1993; and
          WHEREAS, Company and Executive entered into a Second Amendment to Employment Agreement effective October 14, 1993;
          WHEREAS, Company and Executive entered into a Third Amendment to Employment Agreement effective January 6, 1995;
          WHEREAS, Company and Executive entered into a Fourth Amendment to Employment Agreement effective for the fiscal year ending January
          6, 1996; and
          WHEREAS, Company and Executive desire to amend the Agreement, as amended, to reflect certain changes agreed upon by Company and
          Executive regarding compensation payable to Executive for the 1996 fiscal year and thereafter.
          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter set forth, the parties hereto covenant and agree as follows:
          1.   Section 5(a)(iii) shall be amended as follows:
               (iii) During the Company's 1996 fiscal year, Executive shall be paid at the annual rate of Three Hundred Ninety Five
          Thousand ($395,000.00)  Dollars.   This rate  shall continue  for
          each subsequent year of the Agreement unless modified by the Compensation Committee as provided in Section 5(a)(iv).
          2. Section 5(b)(i) is amended commencing with the 1996 fiscal year and for each year thereafter as follows:
               (i) Executive shall be entitled to a bonus and incentive deferred compensation for the 1996 fiscal year not to exceed the
          applicable  percentage  set  forth  below  of  the  income   from
          operations (as defined) of the Company for such year in excess of the applicable target amount:
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                    10% of income from operations  of Company in excess  of
          $2,000,000 but less  than or  equal to  $4,000,000 -  $200,000.00 maximum
                    5% of income  from operations of  Company in excess  of
          $4,000,000 but less  than or  equal to  $8,000,000 -  $200,000.00 maximum
               In  the  event   that  Company  would   pay  Executive   any
          discretionary bonus amount pursuant to the provisions of Section 5(b)(ii) and/or Section 5(c), fifty percent (50%) of such amount would be payable to Executive as a bonus and the remaining fifty percent (50%) of the applicable dollar amount will constitute
          incentive  deferred  compensation  which  shall  be  payable   to
          Executive according to terms of the Incentive Compensation Agreement and Trust Agreement.
          3. Section 5(d) is deleted in its entirety and in lieu thereof, the following Section 5(d) shall be inserted:
               (d) During the term of this Agreement, Company shall provide an expense allowance of $1,500.00 per month to Executive to reimburse  Executive for  expenses  incurred incident  to  the
          business  use  of  his  home  and  second  home  phones,   faxes,
          computers,  etc.      Executive  shall   provide   Company   with
          verification of said expenditures at  its request.  In  addition,
          during  the  term  of   Executive's  employment  hereunder,   the
          Executive shall be entitled to receive prompt reimbursement of all other reasonable and customary travel and entertainment expenses incurred by the Executive in fulfilling the Executive's duties and responsibilities hereunder, including all expenses of travel and living expenses while away from home on business or at the request of and in the service of Company and car telephone service expenses, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.
          4. Section 19 shall be amended by adding at the end of the Agreement the following language:
               19. Executive shall be awarded effective January 6, 1996 an option to acquire Twenty-Five Thousand (25,000) shares of the common stock of Company at the fair market value of such shares on January 5, 1996.  Such shares shall be awarded to Executive by
          Company pursuant to  the terms of  an Award Agreement  which   is
          attached hereto and incorporated  herein by reference as  Exhibit
          C.
          Except as modified above, the terms of the Employment  Agreement, as amended, are hereby affirmed and ratified by the parties. IN WITNESS WHEREOF, this Fifth Amendment to Employment Agreement has been executed as of the day and year first above written.
          WITNESSES:                      POMEROY COMPUTER RESOURCES, INC.
          _______________________
          _______________________         By:
          _______________________________
                                               Edwin  S.  Weinstein,
                                               Vice President of Finance
          _______________________
          _______________________
         __________________________________
                                          DAVID B. POMEROY, II, Executive
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